EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Post-Effective Amendment No. 2 to this Registration Statement on Form S-1 (No. 333-131488) of Genius Products, Inc. of our report, dated April 13, 2006, appearing in the Prospectus, which is part of this Registration Statement and of our report dated April 13, 2006, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

June 30, 2006